EXHIBIT 15



Awareness Letter of Independent Accounts


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Dear Sirs:

We are aware that Nalco Chemical Company has included our reports dated April 20, 1994, July 29, 1994 and October 24, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 to be filed on or about March 13, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


PRICE WATERHOUSE LLP


March 13, 1995
Chicago, Illinois